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                                                                    EXHIBIT 24.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 30, 1995, except with the respect to the matters discussed in Notes 8, 9 and 17, as to which the date is July 21, 1995, included in PolyVision Corporation's Form 10-K for the year ended April 30, 1995, and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP

     New Haven, CT